UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On September 27, 2006, Toys “R” Us-Delaware, Inc. (“Toys Delaware”), a subsidiary of Toys “R” Us, Inc. (the “Company”) provided unaudited condensed consolidated balance sheets as of July 29, 2006, and January 28, 2006, condensed consolidated statements of operations for the 13 weeks and 26 weeks ended July 29, 2006, and condensed consolidated statements of cash flows for the 13 weeks and 26 weeks ended July 29, 2006 of Toys Delaware and its subsidiaries (the “Toys Delaware Unaudited Quarterly Financial Statements”) to the administrative agent under that certain $1 billion Credit Agreement, dated as of July 19, 2006, as amended. A copy of the Toys Delaware Unaudited Quarterly Financial Statements is attached as Exhibit 99.1 to this report and is incorporated herein by reference in this Item 7.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Unaudited Quarterly Condensed Consolidated Financial Statements of Toys “R” Us-Delaware, Inc. and Subsidiaries as of
July 29, 2006, and January 28, 2006, and for the 13 weeks and 26 weeks ended July 29, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: September 27, 2006	By:	/s/ Charles D. Knight
	Name:	Charles D. Knight
	Title:	Vice President – Corporate Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1

Unaudited Quarterly Condensed Consolidated Financial Statements of Toys “R” Us-Delaware, Inc. and Subsidiaries as of July 29, 2006, and January 28, 2006, and for the 13 weeks and 26 weeks ended July 29, 2006.

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